BYLAWS

                                      OF

                          CHINA NET & TECHNOLOGIES, INC.

                                  ARTICLE ONE

                             SHAREHOLDERS

                          Place of Meetings

     1.01. All meetings of the shareholders shall be held at the office of the Corporation, or any other place within or without the State, as may be designated for that purpose from time to time by the Board of Directors.

                        Time of Annual Meeting

     1.02. The annual meetings of the shareholders shall be held each year at 4:00 P.M. on the first Tuesday of May. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                       Call For Annual Meeting

     1.03. If in any year, the election of directors is not held at the annual meeting of the shareholders or an adjournment of the meeting, the board of directors shall call a special meeting of the shareholders as soon thereafter as is reasonably possible for the purpose of holding the election and transacting such other business as may properly be brought before the meeting.

                       Failure To Call Meeting

     1.04. In the event the board of directors fails to call a special meeting within 2 months after the date set for the annual meeting, any shareholder may call such a meeting; at such a meeting, the shareholders may elect directors and transact all other business properly brought before the meeting.

                          Notice of Meeting

     1.05. Notice of the meeting, stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which
the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) but not more than fifty
(50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the
Corporation   for  the  purpose   of  notice.  If  no such address appears or
is given by a shareholder of record entitled to vote at the  meeting, notice is given at the place where the principal office of the corporation is located, or by publication at least once in a newspaper of general circulation
in the county where the principal office is locate.   Notice of adjourned
meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

                            Date of Notice

     1.06. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the secretary or assistant secretary shall be prima facie evidence of the giving of notice.

                          Adjourned Meeting

     1.07. Any annual or special shareholders' meeting may be adjourned by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a shareholders' meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

                           Special Meetings

     1.08. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two (2) or more Directors, or by one or more shareholders, holding not less than one-tenth (1/10) of all other shares entitled to vote at the meeting. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall fix a time and place for the meeting. If the board fails to fix a time and place, the meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

                                    Quorum

     1.09. The presence, at the shareholders' meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of
business.   In  determining  whether  quorum requirements for a meeting have been met, any share that has been enjoined from voting or that cannot be lawfully voted for any reason shall not be counted.

                                Voting

     1.10. Except in elections for directors, in which each shareholder shall have the right to cumulate his vote, each outstanding share, regardless of class, shall be entitled to one vote on each matter
submitted  to  a  vote  at  a  meeting  of shareholders.   The  affirmative
vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of the State of Colorado. For directors, each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares which is entitled to vote. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before voting begins.

                               Proxies

     1.11. Every person entitled to vote at a shareholders' meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

                         Consent of Absentees

     1.12. No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                        Action Without Meeting

     1.13. Any action required by law to be taken at a meeting of the shareholders, except for the election of directors, and any other action that may be taken at a meeting of shareholders may be taken without a meeting if written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if the consents of all shareholders entitled to vote were solicited in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                             Record Date

     1.14. For the purpose of determining those shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders of any other proper purpose, the board of directors may fix, in advance, a date as the record date for the determination of shareholders for any of the purposes set forth in this paragraph. Such date shall be not more than 50 days, and for a meeting of shareholders, not less than 10 days, or in the case of a meeting where a merger or consolidation will be considered, not less than 20 days, immediately preceding such meeting.

     1.15. If a record date is not fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, the record date shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     1.16. If no record date is fixed, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be the day on which the first written consent is given, when no prior action by the board of directors is necessary.

     1.17.   If  no  record   date  is  fixed,  the record date for
determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto, or the 60 day prior to the date of such other action, whichever is later.

     1.18. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting, unless the board of directors fixes a new record date for the adjourned meeting.

                          Order of Business

     1.19. The order of business at the annual meeting of the shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows:

     1.  Call to order.
     2.  Proof of notice of meeting.
     3.  Reading and disposing of any unapproved minutes.
     4.  Reports of officers.
     5.  Reports of committees.
     6.  Election of directors.
     7.  Disposition of unfinished business.
     8.  Disposition of new business.
     9.  Adjournment.

                             ARTICLE TWO

                          BOARD OF DIRECTORS

                            General Powers

     2.01. The Directors shall act only as a board and an individual Director shall have no power as such. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law,
the Articles of Incorporation, or these Bylaws,  as to actions to be authorized
or approved  by  the  shareholders.   The  Board of Directors may, by contract
or otherwise, give general or limited or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation, and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

                Number and Qualification of Directors

     2.02. The number of Directors of this Corporation shall be not less than three and not more than seven, as set by a majority of the then Board of Directors, except that with two or less shareholders, the number of directors may be no less than the number of shareholders. The Directors need not be shareholders of this Corporation. The number of Directors, as provided herein, may be increased or decreased from time to time by amendment to these Bylaws.
No decrease shall have the effect of shortening the term of any incumbent Director.

                     Election and Term of Office

     2.03. The Directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected and qualified, or  until their
deaths, resignation, or removal.

                              Vacancies

     2.04. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole
remaining  Director.   The  shareholders may  elect a Director  at  any  time
to  fill  any  vacancy  not filled by the Directors.

                         Removal of Directors

     2.05. The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote for Directors, at any regular or special meeting of such shareholders, except that if less than all the directors are to be removed from office, no individual director may be removed if the number of votes cast against this removal would be sufficient, if voted cumulatively at an election of the whole board, to elect such director.

     2.06. New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided above in 2.04.

                          Place of Meetings

     2.07. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

                               Regular Meetings

     2.08. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation, and at such other times as the Directors may determine.

                   Special Meetings-Call and Notice

     2.09. Special meetings of the Board of Directors for any purpose shall be called at any time by the President or, if he is absent or unable or
refuses to act, by any  Vice President or any two  (2)  Directors.   Written
notices of the special meetings shall be mailed at least five days prior to the date of the meeting or 48 hours' notice delivered personally or by telephone or telegraph. Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting except when the director attends for the express purpose of objecting to the transaction of any business in that the meeting is not lawfully called or convened.

                                Quorum

     2.10. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the articles of incorporation. At any meeting of the board of directors, if less than a quorum is present, a majority of those present may adjourn the meeting until a quorum is present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were present at the time of adjournment.

                     Board Action Without Meeting

     2.11. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                          Adjournment-Notice

     2.12.  A  quorum  of  the  Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time
and palace is fixed at the meeting adjourned.   In  the  absence  of  a
quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                         Conduct of Meetings

     2.13. The President or, in his absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors.
The Secretary of the Corporation or, in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                             Compensation

     2.14. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

              Indemnification of Directors and Officers

     2.15.  The Corporation  shall indemnify  all persons  who have served or
may serve at any  time as officers or  directors of the corporation,   and
their   heirs,   executors,   administrators, successors, and  assigns, from
and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorneys' fees, actually and necessarily sustained as a result of any claim, demand, action, proceeding, or judgment that may be asserted against any such persons, or in which any such persons are made parties by reason of their being or having been officers or directors of the corporation.
However,
this right of indemnification shall not exist in relation to matters where it is adjudged in any action, suit, or proceeding that any such persons are liable for negligence or misconduct in the performance of duty and in any case, the right to indemnification shall be subject to the approval of a majority of disinterested directors.

                              Committees

     2.16. The board of directors of the corporation may, by resolution adopted by a majority of the whole board, designate as the case may be directors and officers to constitute an executive committee. The executive committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that the committee shall have no authority in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, suggesting to shareholders the sale, lease, exchange, mortgage, or other disposition of all or substantially all of the property and assets of the corporation other than in the usual course of business, recommending to the shareholders a voluntary dissolution or a revocation thereof, amending, altering, or repealing any provision of these bylaws, electing or removing directors or officers of the corporation, or members of the executive committee, fixing the compensation of any member of the executive committee, declaring dividends, or amending, altering, or repealing any resolution of the board of directors which, by its terms, provides that it shall not be amended, altered, or repealed by the executive committee.

     2.17. The board of directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

     2.18. Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole board at each regular meeting, and at such other times as may be requested by the board. However, failure to submit such record, or failure of the board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record thereof was or should have been submitted to the board as provided herein.

                            ARTICLE THREE

                               OFFICERS

                        Title and Appointment

     3.01. The officers of the Corporation shall be a President, one Vice President, a Secretary, a Treasurer, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two
offices, except President and Secretary, may be held by one person.   All
officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

                     Election and Term of Office

     3.02. The principal officers of the corporation shall be elected by the board of directors at it organization meeting immediately following the annual meeting of shareholders or as soon thereafter as is reasonable possible. Subordinate officers may be elected as the board may see fit. Each officer shall hold office until his successor is elected and qualified, or until his resignation, death, or removal.

                               Removal

     3.03. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the officer removed.

                              Vacancies

     3.04. Vacancies in offices, however caused, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

                    President - Powers and Duties

     3.05. Subject to any supervisory duties that may be given the board of directors to any chairman of the board, the president shall be the principal executive office of the corporation. Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation.

     3.06.   The  president  shall  preside  at all meetings of the
shareholders  at  which  he  is  present.   In  the absence of the chairman
of
the  board,  or  if  there  is no such chairman, the president shall  preside
at all meetings of the board of directors at  which  he  is  present.   The
president  may  sign,  with the secretary or any other officer of the
corporation so authorized by the   board  of   directors,  certificates   for
shares   of  the corporation, and  any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the board of directors of these bylaws to some other officer or agent of the corporation or its required by law to be otherwise signed or executed.

     3.07. The president shall also make reports to the board of directors and the shareholders and generally perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

                  Vice-President - Powers and Duties

     3.08. In the absence of the president of the corporation or in the event of his death or inability or refusal to act, the vice-president shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the president.

     3.09. In the event more than one vice-president is elected, the vice-presidents shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election. Any vice-president may sign
share certificates with the  secretary or  assistant  secretary.   The
vice-president or vice-presidents shall also perform such other duties as may be assigned by the president or the board of directors.

                    Treasurer - Powers and Duties

     3.10. The treasurer of the corporation shall have the following powers and duties:

     1. To be custodian and take charge of and be responsible for all funds and securities of the corporation;

     2. To receive and give receipts for money due and paid to the corporation from any source whatsoever;

     3. To deposit all such moneys paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with these bylaws;

     4. To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned by the president or the board of directors;

     5. To give a bond for faithful discharge of his duties when required to do so by the board of directors.

                    Secretary - Powers and Duties

     3.13. The secretary of the corporation shall have the following powers and duties:

     1. To keep the minutes for the meetings of the shareholders and the board of directors, in one or more books provided for that purpose;

     2. To see that all notices are duly given, in accordance with these bylaws or as required by law;

     3. To be custodian of the corporate records and the seal of the corporation;

     4. To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation;

     5. To keep a register of the post office address of each shareholder whose address shall be furnished to the secretary by the shareholder;

     6.   To   sign  with   the  president,   or  a vice-president,
          certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors;

     7. To have general charge of the stock transfer books of the corporation; and

     8.   To  perform all  duties incidental  to the office of secretary and
          such other duties as may be assigned  by   the  president   or  the
           board  of directors.

                         Subordinate Officers

     3.14.    Other   subordinate   officers,   including   without limitation
an assistant treasurer and an assistant secretary or secretaries, may be appointed by the board of directors, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors.

                  Absence or Disability of Officers

     3.15. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the powers and duties of such officer, or to any director, or to any other person whom it may select.

                               Salaries

     3.16.  The  salaries of all officers  of the corporation shall be fixed
by the board of directors.   No officer shall be disqualified from  receiving a
salary due to his being a director of the corporation and receiving compensation as a director.

                             ARTICLE FOUR

                       EXECUTION OF INSTRUMENTS

     4.01.   The  Board  of   Directors  may,  in  its  discretion, determine
the method and designate the signatory officer or officers, or other person or persons, to execute any Corporate instrument or document, or to sign the Corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

                             ARTICLE FIVE

                   ISSUANCE AND TRANSFER OF SHARES

                     Certificates for Paid Shares

     5.01. Certificates for shares of the Corporation shall be issued only when fully paid.

                          Share Certificates

     5.02.  The Corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in  such
form and  device as the  Board of Directors  may provide.   Each certificate
shall bear upon its face the statement that  the  Corporation  is  organized in California, the name in which  it is issued,  the number and  class of
shares, and whether with or  without par value.   The certificates shall  be
signed by the chairman or a vice-chairman of the board of directors, if any,
or
the  President  or  a   Vice  President, and by the  Treasurer or  an
assistant Treasurer, or the Secretary or an Assistant Secretary, which signatures may be in facsimile, and the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.

                     Replacement of Certificates

     5.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which
the  Board  of  Directors  may order new certificates   to  be  issued  on
such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                          Transfer of Shares

     5.04. Transfer of shares of the corporation shall be made in the manner set forth in the California Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificates representing the transferred shares, duly endorsed. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.

     5.05. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks as the case may be and one or more registrars as custodians of the transfer books as the case may be, and may require all transfers to be made with and all share certificates to bear the signatures of any of them.

     5.06. The corporation shall have the absolute right to recognize as the owner of any share of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made exclusively for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.


                             ARTICLE SIX

                          RECORD AND REPORTS

                       Reports To Stockholders

     6.01. The board of directors shall send an annual report to the shareholders of the corporation, not late than 120 days after the close of the fiscal year of the corporation. The annual report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement and statement of changes in financial position for such fiscal year.

     6.02. The financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent certified public accountant.

                   Inspection of Books and Records

     6.03. The corporation shall keep correct and complete books and records of account ant shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal office of the corporation, giving the names and addresses of all shareholders, and the number and class or classes of shares held by each. Any person who is the holder of a voting trust certificate or who is the holder of record of at least five per cent of the outstanding voting shares of the corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of the account of the corporation, the minutes, and the record of shareholders.

     6.04  On   the  written   request  of   any  shareholder,  the
corporation shall mail to such shareholder within 14 days after receipt of such request, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year. I such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements within 14 days after they become available, but in any event within 120 days after the close of its latest fiscal year.

                     Closing Stock Transfer Books

     6.05. The Board of Directors may close the transfer books in their discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.


                            ARTICLE SEVEN

                            MISCELLANEOUS

                             Fiscal Year

     7.01.   The end of the fiscal year of the corporation shall be September
30.

                                Loans

     7.02.  No  loans  shall  be  made  by  the  corporation to its officers or  directors,  and  no  loans  shall  be  made  by  the corporation  secured
by  its shares.   No loans  shall be  made or contracted  on  behalf  of  the corporation  and  no evidences of indebtedness  shall  be  issued  in  its name
unless authorized by resolution  of  the  board  of  directors.   Such
authority may be general or confined to specific instances.

                      Checks, Drafts, or Orders

     7.03. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined by resolution of the board of directors.

                            Bank Deposits

     7.04. All funds of the corporation not otherwise employed shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

              Voting Securities Held By the Corporation

     7.05. Unless otherwise ordered by the board of directors, the president or any vice-president, or the secretary or an assistant secretary as the case may be of the corporation shall have the authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation, as
designated by the board of directors.   Such authority may be exercised by the
designated  officers in person or by proxy.

                            Corporate Seal

     7.06. The board of directors shall adopt an official seal for the corporation, which shall be in circle form, and be inscribed with the name of the corporation, the state of incorporation, and the words "Corporate Seal".

                       Distribution Disclosure

     7.07. The board of directors shall send an annual disclosure about dividends to the shareholders of the corporation, not later than 120 days after the close of the fiscal year of the corporation.

                         Investment Advisory Contract

     7.08. The board of directors shall evaluate the performance of the investment advisor to the corporation before entering into or renewing an
advisory  contract.   The  criteria used in such evaluation shall be reflected
in the minutes of such meeting.

     7.09.   The board  of directors  may enter  into an investment advisory
contract with an advisor for  a term of no more than  one year.   Each
contract
shall provide that it is terminable by a majority of the board of directors who are not affiliated with, officers, directors or employees of the advisor or any affiliated business entity of such advisor, and by the advisor.
Termination may be made by either party without cause, with 60 days written notice of such termination.

     7.10.   The  board  of  directors  shall  determine that   any successor
advisor possesses sufficient qualifications to perform the advisory function for the corporation, and to justify the compensation provided for in its contract with the corporation.

                    Transactions With Affiliates.

     7.11. The corporation shall not engage in transactions with an director, officer, or any person affiliated with such person, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the board of directors not affiliated with the person who is party to the transaction and:

     1. The transaction is fair and reasonable to the corporation and its shareholders.

     2. The terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the board of directors.

     3. The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

     4. Payments to the advisor, its affiliates and the directors for services rendered in a capacity other than that as advisor or directors may only be made upon a determination that the compensation is not in excess of their compensation paid for any comparable services and the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

                         Amendment of Bylaws

     7.12. These bylaws may be amended at any time by majority vote of the board of directors , except that any of the following amendments shall require the approval of the outstanding shares:

     1. Any amendment reducing the percentage of outstanding shares required to constitute a quorum for the transaction of business or required to authorized any shareholder action.

     2. Any amendment reducing the number of directors required to constitute a quorum for the transaction of business or required to authorize any action on the part of the board of director.

     3.   Any amendment increasing or decreasing the number of directors.

     4. Any amendments changing the requirements of the board in evaluating and contracting with an advisor.

     5. Any amendments changing the conditions or requirements for entering into transactions with affiliates.


                         Stop Transfer Orders

     7.13. The Board of Directors and officers of the Corporation are required to refused to register any transfer of the securities of the Corporation which is not in accordance with any provision of the Securities Act of 1933, as amended, or any of its regulations promulgated thereunder, as amended. The officers are to include transfer restrictions on all share, warrant or other security certificates when the transfer of any security is to be restricted or limited. The officers are also to notify the transfer agent of any certificates which are restricted, give the nature of the restriction and the conditions upon which the securities may be transferred. The Board of Directors may also direct "Stop Transfer" notices to the Transfer Agent for the Corporation.

Signatures and Attestation

Adopted  by  the  sole  incorporator  of  the  corporation  on June 26, 1996.

/S/ Ronald S. Tucker
________________________________
Ronald S. Tucker

                       CERTIFICATE OF SECRETARY

I, The undersigned, do hereby certify:

     That I am the duly elected, qualified, and acting secretary of Corporate Finance Company, a Colorado corporation, and that the foregoing bylaws, consisting of 16 pages, constitute the original bylaws of said corporation duly adopted at the first meeting of the incorporator duly held on the 26 day of June, 1996.

    In witness whereof, I have subscribed my name and affixed the seal of said corporation this 1st day of November, 1996.


/S/ Leticia I. Tucker
__________________________________
Leticia I. Tucker, Secretary